EXHIBIT 99.1

Linde Reports First-Quarter 2025 Results

First-Quarter Highlights

➢	Sales $8.1 billion, flat YoY, underlying sales up 1%
➢	Operating profit $2.2 billion, adjusted operating profit $2.4 billion, up 4%
➢	Operating profit margin 26.9%; adjusted operating profit margin 30.1%, up 120 basis points
➢	EPS $3.51, up 5%; adjusted EPS $3.95, up 5% YoY or 8% ex. FX
➢	First-quarter operating cash flow of $2.2 billion, up 11% versus prior year
➢	Full-year 2025 adjusted EPS guidance of $16.20 - $16.50 representing 4% to 6%, or 6% to 8% ex. FX, growth year-over-year

Woking, UK, May 1, 2025 – Linde plc (Nasdaq: LIN) today reported first-quarter 2025 net income of $1,673 million and diluted earnings per share of $3.51, up 3% and 5% respectively.  Excluding Linde AG purchase accounting impacts and other charges, adjusted net income was $1,880 million, up 3% versus prior year.  Adjusted earnings per share was $3.95, 5% above prior year.

Linde’s sales for the first quarter were $8,112 million, flat versus prior year.  Compared to prior year, underlying sales increased 1% from 2% price attainment partially offset by 1% lower volumes largely driven by the manufacturing and metals & mining end markets.

First-quarter operating profit was $2,184 million.  Adjusted operating profit of $2,438 million was up 4% versus prior year led by higher price and continued productivity initiatives across all segments.  Adjusted operating profit margin of 30.1% was 120 basis points above prior year.

First-quarter operating cash flow of $2,161 million increased 11% versus prior year.  After capital expenditures of $1,270 million, free cash flow was $891 million.  During the quarter, the company returned $1,808 million to shareholders through dividends and stock repurchases, net of issuances.

Commenting on the financial results and business outlook, Chief Executive Officer Sanjiv Lamba said, “While first quarter macroeconomic headwinds largely played out as anticipated, Linde employees delivered another resilient performance by expanding operating margins 120 basis points to 30.1%, growing EPS (excluding FX) by 8%, and maintaining industry leading return on capital of 25.7%.  These results were achieved through disciplined capital allocation and proactive management actions.”

Lamba continued, “Looking forward, while we remain cautious on the economic outlook, I’m confident the Linde business model can continue to create shareholder value in any environment.”

For the second quarter of 2025, Linde expects adjusted diluted earnings per share in the range of $3.95 to $4.05, up 3% to 5% versus prior-year quarter or 5% to 7% when excluding 2% of estimated currency headwind.

For the full year 2025, the company expects adjusted diluted earnings per share to be in the range of $16.20 to $16.50, up 4% to 6% versus prior year or 6% to 8% when excluding 2% of estimated currency headwind.  Full-year capital expenditures are expected to be in the range of $5.0 billion to $5.5 billion to support growth and maintenance requirements including the $7.0 billion contractual sale of gas project backlog.

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First-Quarter 2025 Results by Segment

Americas sales of $3,666 million were 3% higher versus prior-year quarter.  Compared with first quarter 2024, underlying sales increased 4% driven by 3% higher pricing and 1% higher volumes, primarily in the electronics, chemicals & energy end markets.  Operating profit of $1,137 million was 31.0% of sales, 40 basis points above prior year.

APAC (Asia Pacific) sales of $1,539 million were down 3% versus prior year.  Compared with first quarter 2024, underlying sales were lower by 1% driven by stable pricing offset by 1% lower volumes, primarily in the metals & mining and manufacturing end markets.  Operating profit of $451 million was 29.3% of sales, 120 basis points above prior year.

EMEA (Europe, Middle East & Africa) sales of $2,031 million were down 3% versus prior year.  Compared with first quarter 2024, underlying sales were 1% lower, driven by 2% higher pricing more than offset by 3% lower volumes, primarily in the metals & mining and chemicals & energy end markets.  Operating profit of $722 million was 35.5% of sales, 260 basis points above prior year.

Linde Engineering sales were $565 million, 5% higher versus prior year, and operating profit was $114 million or 20.2% of sales.  Order intake for the quarter was $516 million and third-party sale of equipment backlog was $3.3 billion.

Earnings Call

A teleconference on Linde’s first-quarter 2025 results is being held today at 9:00 am EDT.

Live conference call	US Toll-Free Dial-In Number: 1 888 770 7292 UK Toll-Free Dial-In Number: 0800 358 0970 Access code: 6877110
Live webcast (listen-only)	https://www.linde.com/investors/financial-reports

Materials to be used in the teleconference are also available on the website.

About Linde

Linde is a leading global industrial gases and engineering company with 2024 sales of $33 billion.  We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain, decarbonize and protect our planet.

The company serves a variety of end markets such as chemicals & energy, food & beverage, electronics, healthcare, manufacturing, metals and mining. Linde's industrial gases and technologies are used in countless applications including production of clean hydrogen and carbon capture systems critical to the energy transition, life-saving medical oxygen and high-purity & specialty gases for electronics. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

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For more information about the company and its products and services, please visit www.linde.com

Adjusted amounts, free cash flow and return on capital are non-GAAP measures.  See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

*Note: We are providing adjusted earnings per share (“EPS”) guidance for 2025. This is a non-GAAP financial measure that represents diluted earnings per share from continuing operations (a GAAP measure) but excludes the impact of certain items that we believe are not representative of our underlying business performance, such as cost reduction and other charges, the impact of potential divestitures or other potentially significant items. Given the uncertainty of timing and magnitude of such items, we cannot provide a reconciliation of the differences between the non-GAAP adjusted EPS guidance and the corresponding GAAP EPS measure without unreasonable effort.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions.  They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties.  These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics, pandemics such as COVID-19 and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business.  These risks and uncertainties may cause future results or circumstances to differ materially from adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances.  The above listed risks and uncertainties are further described in Item 1A.  Risk Factors in Linde plc’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025 which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)	Sales		Operating Profit		Net Income		Diluted EPS	
Quarter Ended March 31,	2025	2024	2025	2024	2025	2024	2025	2024
Reported GAAP Amounts	$ 8,112	$ 8,100	$ 2,184	$ 2,095	$ 1,673	$ 1,627	$ 3.51	$ 3.35
Cost reduction program and other charges (a)	—	—	55	—	37	(5)	0.08	(0.01)
Purchase accounting impacts - Linde AG (b)	—	—	199	246	170	199	0.36	0.41
Total adjustments	—	—	254	246	207	194	0.44	0.40
Adjusted amounts	$ 8,112	$ 8,100	$ 2,438	$ 2,341	$ 1,880	$ 1,821	$ 3.95	$ 3.75

(a) 2025 Cost reduction program and other charges are primarily related to severance.

(b) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Quarter Ended March 31,	
(Millions of dollars)	2025	2024
Sales		
Americas	$ 3,666	$ 3,560
EMEA	2,031	2,091
APAC	1,539	1,591
Engineering	565	539
Other	311	319
Total segment sales	$ 8,112	$ 8,100
Operating Profit		
Americas	$ 1,137	$ 1,088
EMEA	722	687
APAC	451	447
Engineering	114	100
Other	14	19
Segment operating profit	2,438	2,341
Cost reduction program and other charges	(55)	—
Purchase accounting impacts - Linde AG	(199)	(246)
Total operating profit	$ 2,184	$ 2,095

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial information by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2025	2024			
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Adjusted Operating Profit and Operating Margin					
Reported operating profit	$ 2,184	$ 2,270	$ 2,086	$ 2,184	$ 2,095
Add: Cost reduction program and other charges	55	—	145	—	—
Add: Purchase accounting impacts - Linde AG (c)	199	210	246	238	246
Total adjustments	254	210	391	238	246
Adjusted operating profit	$ 2,438	$ 2,480	$ 2,477	$ 2,422	$ 2,341
Reported percentage change	4 %				
Adjusted percentage change	4 %				
Reported sales	$ 8,112	$ 8,282	$ 8,356	$ 8,267	$ 8,100
Reported operating margin	26.9 %	27.4 %	25.0 %	26.4 %	25.9 %
Adjusted operating margin	30.1 %	29.9 %	29.6 %	29.3 %	28.9 %
Adjusted Depreciation and amortization					
Reported depreciation and amortization	$ 910	$ 913	$ 960	$ 958	$ 949
Less: Purchase accounting impacts - Linde AG (c)	(191)	(206)	(240)	(237)	(240)
Adjusted depreciation and amortization	$ 719	$ 707	$ 720	$ 721	$ 709
Adjusted Other Income (Expense) - net					
Reported Other Income (Expense) - net	$ 18	$ 74	$ 51	$ 2	$ 58
Add: Purchase accounting impacts - Linde AG (c)	(8)	(4)	(6)	(1)	(6)
Adjusted Other Income (Expense) - net	$ 26	$ 78	$ 57	$ 3	$ 64
Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost					
Reported net pension and OPEB cost (benefit), excluding service cost	$ (56)	$ (46)	$ (45)	$ (49)	$ (50)
Add: Pension settlement charges	—	(4)	(6)	—	—
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$ (56)	$ (50)	$ (51)	$ (49)	$ (50)
Adjusted Interest Expense - Net					
Reported interest expense - net	$ 60	$ 53	$ 68	$ 70	$ 65
Add: Purchase accounting impacts - Linde AG (c)	—	—	—	1	2
Adjusted interest expense - net	$ 60	$ 53	$ 68	$ 71	$ 67
Adjusted Income Taxes (a)					
Reported income taxes	$ 511	$ 533	$ 498	$ 508	$ 463
Add: Purchase accounting impacts - Linde AG (c)	44	44	60	56	60
Add: Pension settlement charges	—	1	1	—	—
Add: Cost reduction program and other charges	18	10	21	—	5
Total adjustments	62	55	82	56	65
Adjusted income taxes	$ 573	$ 588	$ 580	$ 564	$ 528

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(Millions of dollars)	2025 Q1	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Adjusted Diluted EPS (b)					
Reported diluted EPS	$ 3.51	$ 3.60	$ 3.22	$ 3.44	$ 3.35
Add: Pension settlement charge	—	0.01	0.01	—	—
Add: Cost reduction program and other charges	0.08	(0.02)	0.29	—	(0.01)
Add: Purchase accounting impacts - Linde AG (c)	0.36	0.38	0.42	0.41	0.41
Total adjustments	0.44	0.37	0.72	0.41	0.40
Adjusted diluted EPS	$ 3.95	$ 3.97	$ 3.94	$ 3.85	$ 3.75
Reported percentage change	5 %				
Adjusted percentage change	5 %				

	Second Quarter 2025 Low End	Second Quarter 2025 High End	Full Year 2025 Low End	Full Year 2025 High End
Adjusted Diluted EPS Guidance (d)				
2025 Adjusted Guidance	$ 3.95	$ 4.05	$ 16.20	$ 16.50
Adjusted percentage changes versus 2024 adjusted diluted EPS	3 %	5 %	4 %	6 %
Add: Estimated currency headwind/(tailwind)	2 %	2 %	2 %	2 %
Adjusted percentage change excluding currency	5 %	7 %	6 %	8 %

	2025 Q1	2024 Q4	2024 Q3	2024 Q2	2024 Q1
Adjusted EBITDA and % of Sales					
Net Income - Linde plc	$ 1,673	$ 1,725	$ 1,550	$ 1,663	$ 1,627
Add: Noncontrolling interests	34	44	53	37	38
Add: Net pension and OPEB cost (benefit), excluding service cost	(56)	(46)	(45)	(49)	(50)
Add: Interest expense	60	53	68	70	65
Add: Income taxes	511	533	498	508	463
Add: Depreciation and amortization	910	913	960	958	949
EBITDA	3,132	3,222	3,084	3,187	3,092
Add: Cost reduction program and other charges	55	—	145	—	—
Add: Purchase accounting impacts - Linde AG (c)	26	22	24	19	24
Total adjustments	81	22	169	19	24
Adjusted EBITDA	$ 3,213	$ 3,244	$ 3,253	$ 3,206	$ 3,116
Reported sales	$ 8,112	$ 8,282	$ 8,356	$ 8,267	$ 8,100
% of sales					
EBITDA	38.6%	38.9%	36.9%	38.6%	38.2%
Adjusted EBITDA as a % of Sales	39.6%	39.2%	38.9%	38.8%	38.5%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.

(b) Net of income taxes which are shown separately in "Adjusted Income Taxes and Effective Tax Rate".

(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the 2018 business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger and the allocation of fair value step-up for ongoing Linde AG asset disposals (reflected in Other Income/(Expense)).

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Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests: Represents the noncontrolling interests' ownership portion of the adjustments described above determined on an entity by entity basis.

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	2025	2024			
(Millions of dollars)	Q1	Q4	Q3	Q2	Q1
Equity and redeemable noncontrolling interests:					
Redeemable noncontrolling interests	$ 13	$ 13	$ 13	$ 13	$ 13
Linde plc shareholders' equity	38,032	38,092	39,173	38,179	38,829
Noncontrolling interests	1,418	1,383	1,417	1,359	1,387
Total equity and redeemable noncontrolling interests	$39,463	$39,488	$40,603	$39,551	$40,229
Reported capital	$58,066	$56,261	$57,678	$56,443	$55,700
Total equity and redeemable noncontrolling interests	$39,463	$39,488	$40,603	$39,551	$40,229
Add: Adjusted net debt	18,599	16,769	17,071	16,888	15,466
Less: Linde AG Goodwill (a)	24,256	24,256	24,256	24,256	24,256
Less: Linde AG Indefinite lived intangibles (a)	1,868	1,868	1,868	1,868	1,868
Adjusted capital	$31,938	$30,133	$31,550	$30,315	$29,571
(a) Represent opening balance sheet purchase accounting impacts of non-amortizing assets related to the Linde AG merger.					
Ending capital (see above)	$58,066	$56,261	$57,678	$56,443	$55,700
5-quarter average ending capital	$56,830	$56,377	$55,994	$55,535	$55,277
Ending adjusted capital (see above)	$31,938	$30,133	$31,550	$30,315	$29,571
5-quarter average ending adjusted capital	$30,701	$30,248	$29,865	$29,404	$29,144
After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	12.3 %	12.3 %	12.1 %	12.1 %	12.0 %
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	25.7 %	25.9 %	25.8 %	25.7 %	25.6 %